Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

BY AND AMONG

VANGUARD NATURAL RESOURCES, LLC,

MONTIERRA MINERALS & PRODUCTION, L.P.,

MONTIERRA MANAGEMENT LLC,

NATURAL GAS PARTNERS VII, L.P.,

NATURAL GAS PARTNERS VIII, L.P.,

NGP INCOME MANAGEMENT L.L.C.,

EAGLE ROCK HOLDINGS NGP 7, LLC,

EAGLE ROCK HOLDINGS NGP 8, LLC,

ERH NGP 7 SPV, LLC,

ERH NGP 8 SPV, LLC,

NGP INCOME CO-INVESTMENT OPPORTUNITIES FUND II, L.P.,

AND

NGP ENERGY CAPITAL MANAGEMENT, L.L.C.

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of May 21, 2015 by and among Vanguard Natural Resources, LLC, a Delaware limited liability company (“Parent”) and each of Montierra Minerals & Production, L.P., a Texas limited partnership, Montierra Management LLC, a Texas limited liability company, Natural Gas Partners VII, L.P., a Delaware limited partnership, Natural Gas Partners VIII, L.P., a Delaware limited partnership, NGP Income Management L.L.C., a Texas limited liability company, Eagle Rock Holdings NGP 7, LLC, a Delaware limited liability company, Eagle Rock Holdings NGP 8, LLC, a Delaware limited liability company, ERH NGP 7 SPV, LLC, a Delaware limited liability company, ERH NGP 8 SPV, LLC, a Delaware limited liability company, NGP Income Co-Investment Opportunities Fund II, L.P., a Delaware limited partnership and NGP Energy Capital Management, L.L.C., a Texas limited liability company (collectively, the “Partnership Unitholders” and each, a “Partnership Unitholder”), as holders of outstanding Common Units of Eagle Rock Energy Partners, L.P., a Delaware limited partnership (the “Partnership”).

RECITALS

WHEREAS, this Agreement is made in connection with the Agreement and Plan of Merger (the “Merger Agreement”), dated as of the date hereof, by and among Parent, Talon Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of Parent, the Partnership and Eagle Rock Energy GP, L.P., a Delaware limited partnership and the general partner of the Partnership (“Partnership GP”), and the issuance of the Parent Common Units on the Closing Date pursuant to the Merger Agreement; and

WHEREAS, Parent has agreed to provide the registration and other rights set forth in this Agreement for the benefit of the Partnership Unitholders who will receive Parent Common Units on the Closing Date as the Merger Consideration.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:

Article I
DEFINITIONS

Section 1.01        Definitions. Capitalized terms used herein without definition shall have the meanings given to them in the Merger Agreement, except that the terms set forth below are used herein as so defined:

“Agreement” has the meaning specified therefor in the introductory paragraph.

“Amended and Restated LRE Registration Rights Agreement” means that certain Amended and Restated Registration Rights Agreement, dated as of May 21, 2015, by and among Parent, Lime Rock Management LP, Lime Rock Resources A, L.P., Lime Rock Resources B, L.P., Lime Rock Resources C, L.P., Lime Rock Resources II-A, L.P. and Lime Rock Resources II-C, L.P.

“Amended Automatic Shelf Registration Statement” has the meaning provided in Section 2.01(a) of this Agreement.

“Automatic Shelf Registration Statement” means a registration statement filed on Form S-3 (or successor form or other appropriate form under the Securities Act) by a WKSI pursuant to General Instruction I.D. or I.C. (or other successor or appropriate instruction) of such forms, respectively.

“Common Units” means common units representing limited partner interests in Parent.

“Common Unit Price” means the volume weighted average closing price of Common Units (as reported by the NASDAQ Global Select Market) for the ten (10) trading days immediately preceding the date on which the determination is made.

“Delay Liquidated Damages” has the meaning specified therefor in Section 2.01(c)(ii) of this Agreement.

“Effective Date” has the meaning specified therefor in Section 1.03 of this Agreement.

“Effectiveness Deadline” has the meaning specified therefor in Section 2.01(a) of this Agreement.

“Effectiveness Period” has the meaning specified therefor in Section 2.01(a) of this Agreement.

“Filing Date” means, with respect to a particular Shelf Registration Statement, the date on which such Shelf Registration Statement is filed with the SEC.

“Holder” means a holder of any Registrable Securities.

“Included Registrable Securities” has the meaning specified therefor in Section 2.02(a) of this Agreement.

“Joint Final Closing Date” means the later of (i) the date that is earlier of (a) the date on which the closing of the transactions contemplated pursuant to the Merger Agreement occurs and (b) the date on which the Merger Agreement is terminated and (ii) the date that is the earlier of (a) the date on which the closing of the transactions contemplated pursuant to the LRE Merger Agreement occurs and (b) the date on which the LRE Merger Agreement is terminated.

“Launch Date” has the meaning specified therefor in Section 2.02(b) of this Agreement.

“Liquidated Damages” has the meaning specified therefor in Section 2.01(c)(i) of this Agreement.

“Liquidated Damages Multiplier” means the product obtained by multiplying (x) the Common Unit Price by (y) the number of Registrable Securities held by a Holder that may not be disposed of without restriction and without the need for current public information pursuant to any section of Rule 144 (or any successor rule or regulation to Rule 144 then in force) under the Securities Act.

“Losses” has the meaning specified therefor in Section 2.08(a) of this Agreement.

“LRE Group” means all of the LRE Unitholders as a group.

“LRE Merger Agreement” means that certain Purchase Agreement and Plan of Merger, dated as of April 20, 2015, by and among Parent, Lighthouse Merger Sub, LLC, Lime Rock Management LP, Lime Rock Resources A, L.P., Lime Rock Resources B, L.P., Lime Rock Resources C, L.P., Lime Rock Resources II-A, L.P., Lime Rock Resources II-C, L.P., LRR Energy, L.P. and LRE GP, LLC.

“LRE Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of April 20, 2015, by and among Parent, Lime Rock Management LP, Lime Rock Resources A, L.P., Lime Rock Resources B, L.P., Lime Rock Resources C, L.P., Lime Rock Resources II-A, L.P. and Lime Rock Resources II-C, L.P.

“LRE Unitholders” means the Partnership Unitholders as defined in the LRE Registration Rights Agreement.

“Managing Underwriter” means, with respect to any Underwritten Offering or Overnight Underwritten Offering, the book running lead manager of such Underwritten Offering or Overnight Underwritten Offering.

“Merger Agreement” has the meaning specified therefor in the recitals of this Agreement.

“New Shelf Registration Statement” has the meaning provided in Section 2.01(a) of this Agreement.

“Opt-Out Notice” shall have the meaning provided in Section 2.02(a) of this Agreement.

“Overnight Underwritten Offering” has the meaning specified therefor in Section 2.02(b) of this Agreement.

“Parent” has the meaning specified therefor in the introductory paragraph

“Parent Common Units” means Common Units issued to the Partnership Unitholders pursuant to the Merger Agreement.

“Partnership” has the meaning specified therefor in the introductory paragraph.

“Partnership Group” means all of the Partnership Unitholders as a group.

“Partnership GP” has the meaning specified therefor in the introductory paragraph.

“Partnership Unitholders” has the meaning specified therefor in the introductory paragraph.“Partnership Unitholder Underwriter Registration Statement” has the meaning specified therefor in Section 2.04(n) of this Agreement.

“Parity Holders” has the meaning specified therefor in Section 2.02(c) of this Agreement.

“Piggyback Notice” has the meaning specified therefor in Section 2.02(a) of this Agreement.

“Piggyback Offering” has the meaning specified therefor in Section 2.02(a) of this Agreement.

“Pricing Date” has the meaning specified therefor in Section 2.02(b) of this Agreement.

“Registrable Securities” means the Parent Common Units until such time as such securities cease to be Registrable Securities pursuant to Section 1.02 hereof.

“Registration Expenses” has the meaning specified therefor in Section 2.07(a) of this Agreement.

“SEC” means the U.S. Securities and Exchange Commission.

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a registration statement.

“Selling Holder Indemnified Persons” has the meaning specified therefor in Section 2.08(a) of this Agreement.

“Shelf Registration Statement” has the meaning specified therefor in Section 2.01(a) of this Agreement.

“Underwritten Offering” means an offering (including an offering pursuant to a Shelf Registration Statement) in which Common Units are sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.

“Underwritten Offering Filing” has the meaning specified therefor in Section 2.02(a) of this Agreement.

“Underwritten Offering Notice” has the meaning specified therefor in Section 2.03(b) of this Agreement.

“WKSI” means a “well-known seasoned issuer” as that term is defined in Rule 405, as amended, under the Securities Act.

Section 1.02        Registrable Securities. Any Registrable Security will cease to be a Registrable Security when (a) a registration statement covering such Registrable Security is effective and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) such Registrable Security has been disposed of pursuant to any section of Rule 144 (or any successor rule or regulation to Rule 144 then in force) under the Securities Act; (c) such Registrable Security is held by Parent or one of its Subsidiaries; (d) when such Registrable Security has been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities pursuant to the terms of this Agreement; or (e) two years after the date on which the Shelf Registration Statement becomes effective, provided that such two-year period shall be extended by a number of days equal to the duration of all suspension or discontinuing periods pursuant to Section 2.01(b), Section 2.04(o), and/or Section 2.06.

Section 1.03        Effectiveness. This Agreement shall be of no force or effect unless and until the Closing Date occurs, whereupon it shall become effective automatically (the date on which this Agreement becomes effective automatically, the “Effective Date”).

Article II
REGISTRATION RIGHTS

Section 2.01        Shelf Registration.

(a)                Shelf Registration. Parent shall, by 14 days after the Closing Date, in its sole discretion, either (i) (A) prepare and file a registration statement under the Securities Act to permit the public resale of the Registrable Securities from time to time, including as permitted by Rule 415 under the Securities Act (or any similar provision then in force) with respect to all of the Registrable Securities (a “New Shelf Registration Statement”) or (B) file a post-effective amendment to Parent’s existing Automatic Shelf Registration Statement on Form S-3 (File No. 333-202064), filed with the SEC on February 13, 2015 (an “Amended Automatic Shelf Registration Statement”) and (ii) cause such New Shelf Registration Statement or Amended Automatic Shelf Registration Statement, as applicable (the “Shelf Registration Statement”), to become effective as soon as reasonably practicable thereafter but in no event later than 120 days after the Closing Date (the “Effectiveness Deadline”). In the event Parent files a New Shelf Registration Statement pursuant to this Section 2.01(a), it shall be on Form S-3 of the SEC if Parent is eligible to use Form S-3 or Form S-1 of the SEC if Parent is not eligible to use Form S-3; provided, however, that if a prospectus supplement will be used in connection with the marketing of an Underwritten Offering or Overnight Underwritten Offering from such New Shelf Registration Statement and the Managing Underwriter at any time shall notify any Partnership Unitholder in writing that, in the reasonable judgment of such Managing Underwriter, inclusion of detailed information to be used in such prospectus supplement is of material importance to the success of the Underwritten Offering or Overnight Underwritten Offering of such Registrable Securities, Parent shall use its reasonable best efforts to include such information in such a prospectus supplement. Subject to Section 2.01(b), Parent will cause the Shelf Registration Statement filed pursuant to this Section 2.01(a) to be continuously effective under the Securities Act from and after the date it is first declared or becomes effective until all Registrable Securities covered by the Shelf Registration Statement have been distributed in the manner set forth and as contemplated in the Shelf Registration Statement or there are no longer any Registrable Securities outstanding (the “Effectiveness Period”). The Shelf Registration Statement when declared effective (including the documents incorporated therein by reference) shall comply as to form with all applicable requirements of the Securities Act and the Exchange Act and shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As soon as practicable following the beginning of the Effectiveness Period, but in any event within three (3) Business Days of such date, Parent will notify the Selling Holders of the effectiveness of such Shelf Registration Statement.

(b)               Delay Rights. Notwithstanding anything to the contrary contained herein, Parent may, upon written notice to (x) all Holders, delay the filing of the Shelf Registration Statement or (y) any Selling Holder whose Registrable Securities are included in the Shelf Registration Statement, suspend such Selling Holder’s use of any prospectus which is a part of the Shelf Registration Statement (in which event the Selling Holder shall discontinue sales of the Registrable Securities pursuant to the Shelf Registration Statement but such Selling Holder may settle any contracted sales of Registrable Securities) if Parent (i) is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and the Parent Board determines in good faith that its ability to pursue or consummate such a transaction would be materially and adversely affected by any required disclosure of such transaction in the Shelf Registration Statement or (ii) has experienced some other material non-public event the disclosure of which at such time, in the good faith judgment of the Parent Board would materially adversely affect Parent; provided, however, in no event shall (A) such filing of the Shelf Registration Statement be delayed under clauses (i) or (ii) of this Section 2.01(b) for a period that exceeds 90 days or (B) such Selling Holders be suspended under clauses (i) or (ii) of this Section 2.01(b) from selling Registrable Securities pursuant to the Shelf Registration Statement for a period that exceeds an aggregate of 30 days in any 90-day period or 90 days in any 365-day period. Upon disclosure of such information or the termination of the condition described above, Parent shall provide prompt notice to the Selling Holders whose Registrable Securities are included in the Shelf Registration Statement, and shall promptly terminate any suspension of sales it has put into effect and shall take such other actions to permit registered sales of Registrable Securities as contemplated in this Agreement. If Parent exercises its suspension rights under this Section 2.01(b), then during such suspension period Parent shall not engage in any transaction involving the offer, issuance, sale or purchase of Parent equity securities (whether for the benefit of Parent or a third Person), except transactions involving the issuance or purchase of Parent equity securities as contemplated by Parent employee benefit plans or employee or director arrangements. Parent will only exercise its suspension rights under clauses (i) or (ii) of this Section 2.01(b) if it exercises similar suspension rights under all other registration rights agreements to which any Parity Holder (defined herein) is party.

(c)                Failure To Become Effective or Excessive Delay; Liquidated Damages.

(i)                 If a Shelf Registration Statement required by Section 2.01(a) is not effective before the Effectiveness Deadline, then each Holder shall be entitled to a payment (with respect to each Registrable Security held by the Holder), as liquidated damages and not as a penalty, of 0.25% of the Liquidated Damages Multiplier per 30-day period, that shall accrue daily, for the first 60-day period immediately following the Effectiveness Deadline, with such payment amount increasing by an additional 0.25% of the Liquidated Damages Multiplier per 30-day period, that shall accrue daily, for each subsequent 60-day period, up to a maximum of 1.00% of the Liquidated Damages Multiplier per 30-day period (the “Liquidated Damages”), until such time as such Shelf Registration Statement becomes effective or is declared effective or the Registrable Securities, as applicable, covered by such Shelf Registration Statement cease to Registrable Securities pursuant to Section 1.02.

(ii)               If (A) the Holders shall be prohibited from selling their Registrable Securities under the Registration Statement as a result of a suspension pursuant to Section 2.01(b) of this Agreement in excess of the periods permitted therein or (B) the Registration Statement is filed and effective but, during the Effectiveness Period, shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded within 30 days by a post-effective amendment to the Registration Statement, a supplement to the prospectus or a report filed with the SEC pursuant to Section 13(a), 13(c), 14 or l5(d) of the Exchange Act, then, until the suspension is lifted or such amendment, supplement or report is filed and effective, but not including any day on which a suspension is lifted, if applicable, then each Holder shall be entitled to a payment (with respect to each Registrable Security), as liquidated damages and not as a penalty, of 0.25% of the Liquidated Damages Multiplier per 30-day period, that shall accrue daily, for the first 60-day period immediately following the Effectiveness Deadline, with such payment amount increasing by an additional 0.25% of the Liquidated Damages Multiplier per 30-day period, that shall accrue daily, for each subsequent 60-day period, up to a maximum of 1.00% of the Liquidated Damages Multiplier per 30-day period (the “Delay Liquidated Damages”). For purposes of this Section 2.01(c)(ii), a suspension shall be deemed lifted on the date that notice that the suspension has been lifted or that a post-effective amendment is effective is delivered to the Holders pursuant to Section 3.01 of this Agreement.

(iii)             The Liquidated Damages and Delay Liquidated Damages shall be paid to each Holder in cash within ten (10) Business Days of the end of each such 60-day period as applicable. Any payments made pursuant to this Section 2.01(c) shall constitute the Holders’ exclusive remedy for such events. Any Liquidated Damages and Delay Liquidated Damages due under this Section 2.01(c) shall be paid to the Holders in immediately available funds. The obligation to pay the Liquidated Damages and Delay Liquidated Damages to a Holder pursuant to this Section 2.01(c) shall cease at such time as the Registrable Securities become eligible for resale by such Holder under Rule 144 of the Securities Act without regard to any volume or manner of sale restrictions.

Section 2.02        Piggyback Rights.

(a)                Participation. Except as provided in Section 2.02(b), if at any time during the Effectiveness Period, Parent proposes to file (i) a shelf registration statement other than the Shelf Registration Statement (in which event Parent covenants and agrees to include thereon a description of the transaction under which the Partnership Unitholders acquired the Registrable Securities), (ii) a prospectus supplement to an effective shelf registration statement, other than the Shelf Registration Statement contemplated by Section 2.01(a) of this Agreement, and Holders could be included without the filing of a post-effective amendment thereto (other than a post-effective amendment that is immediately effective), or (iii) a registration statement, other than a shelf registration statement, in the case of each of clause (i), (ii) or (iii), for the sale of Common Units in an Underwritten Offering or Overnight Underwritten Offering for its own account and/or another Person, then as soon as practicable but not less than ten (10) Business Days (or three Business Days in the case of an Overnight Underwritten Offering) prior to the filing of (A) any preliminary prospectus supplement relating to such Underwritten Offering pursuant to Rule 424(b) under the Securities Act, (B) the prospectus supplement relating to such Underwritten Offering pursuant to Rule 424(b) under the Securities Act (if no preliminary prospectus supplement is used) or (C) such registration statement (other than a Shelf Registration Statement), as the case may be (an “Underwritten Offering Filing”), then Parent shall give notice (including, but not limited to, notification by electronic mail) of such proposed Underwritten Offering (a “Piggyback Offering”) to the Partnership Unitholders and such notice shall offer the Holders the opportunity to include in such Underwritten Offering such number of Parent Common Units (the “Included Registrable Securities”) as each such Holder may request in writing; provided, however, that if Parent has been advised by the Managing Underwriter that the inclusion of Registrable Securities for sale for the benefit of the Selling Holders will have a material adverse effect on the price, timing or distribution of the Common Units in the Underwritten Offering, then the amount of Registrable Securities to be offered for the accounts of Selling Holders shall be determined based on the provisions of Section 2.02(c) of this Agreement. The notice required to be provided in this Section 2.02(a) to each Partnership Unitholder (the “Piggyback Notice”) shall be provided on a Business Day pursuant to Section 3.01 hereof. Promptly upon receipt of the Piggyback Notice, the Partnership Unitholders shall notify the other Holders (if any) of the opportunity to include in the Underwritten Offering such number of Parent Common Units as each such Holder may request in writing. Each Holder shall then have five (5) Business Days (or two Business Days in the case of an Overnight Underwritten Offering) after the date on which the Partnership Unitholders received the Piggyback Notice to request inclusion of Registrable Securities in the Underwritten Offering. If no request for inclusion from a Holder is received within such period, such Holder shall have no further right to participate in such Underwritten Offering. If, at any time after giving written notice of its intention to undertake an Underwritten Offering and prior to the closing of such Underwritten Offering, the Parent Board shall determine for any reason not to undertake or to delay such Underwritten Offering, Parent may, at its election, give written notice of such determination to the Selling Holders and, (x) in the case of a determination not to undertake such Underwritten Offering, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated Underwritten Offering, and (y) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Included Registrable Securities for the same period as the delay in the Underwritten Offering. Any Selling Holder shall have the right to withdraw such Selling Holder’s request for inclusion of such Selling Holder’s Registrable Securities in such offering by giving written notice to Parent of such withdrawal up to and including the time of pricing of such offering. Notwithstanding the foregoing, any Holder may deliver written notice (an “Opt-Out Notice”) to the Parent requesting that such Holder not receive notice from Parent of any proposed Underwritten Offering.

(b)               Overnight Underwritten Offering Piggyback Rights. If, at any time during any Effectiveness Period, Parent proposes to file an Underwritten Offering Filing and such Underwritten Offering is expected to be launched (the “Launch Date”) after the close of trading on one trading day and priced (the “Pricing Date”) before the open of trading on the next succeeding trading day (such execution format, an “Overnight Underwritten Offering”), then no later than one Business Day after Parent engages a Managing Underwriter for the proposed Overnight Underwritten Offering and at least three Business Days before the Launch Date, Parent shall notify (including, but not limited to, notice by electronic mail) the Holders of the pendency of the Overnight Underwritten Offering and such notice shall offer the Holders the opportunity to include in such Overnight Underwritten Offering such number of Registrable Securities as each such Holder may request in writing within two (2) Business Days after the Holder receives such notice. Notwithstanding the foregoing, if Parent has been advised by the Managing Underwriter that the inclusion of Registrable Securities in the Overnight Underwritten Offering for the accounts of the Selling Holders is likely to have a material adverse effect on the price, timing or distribution of the Common Units, then the amount of Registrable Securities to be included in the Overnight Underwritten Offering for the accounts of Selling Holders shall be determined based on the provisions of Section 2.02(c) of this Agreement. If, at any time after giving written notice of its intention to execute an Overnight Underwritten Offering and prior to the closing of such Overnight Underwritten Offering, Parent determines for any reason not to undertake or to delay such Overnight Underwritten Offering, Parent shall give written notice of such determination to the Selling Holders and, (i) in the case of a determination not to undertake such Overnight Underwritten Offering, shall be relieved of its obligation to sell any Registrable Securities held by the Selling Holders in connection with such abandoned or delayed Overnight Underwritten Offering, and (ii) in the case of a determination to delay such Overnight Underwritten Offering, shall be permitted to delay offering any Registrable Securities held by the Selling Holders for the same period as the delay of the Overnight Underwritten Offering. Any Selling Holder shall have the right to withdraw such Selling Holder’s request for inclusion of such Selling Holder’s Registrable Securities in such Overnight Underwritten Offering by giving written notice to Parent of such withdrawal at least one (1) Business Day prior to the expected Launch Date. Notwithstanding the foregoing, any Holder may deliver an Opt-Out Notice to Parent requesting that such Holder not receive notice from Parent of any proposed Overnight Underwritten Offering.

(c)                Priority of Rights. In connection with an Underwritten Offering or Overnight Underwritten Offering contemplated by Section 2.02(a) and Section 2.02(b), respectively, if the Managing Underwriter or Underwriters of any such Underwritten Offering or Overnight Underwritten Offering, as the case may be, advises Parent that the total amount of Common Units that the Selling Holders and any other Persons intend to include in such Underwritten Offering or Overnight Underwritten Offering exceeds the number that can be sold in such Underwritten Offering or Overnight Underwritten Offering without being likely to have a material adverse effect on the price, timing or distribution of the Common Units offered or the market for the Common Units, then the Parent Common Units to be included in such Underwritten Offering or Overnight Underwritten Offering shall include the number of Parent Common Units that such Managing Underwriter or Underwriters advises Parent can be sold without having such adverse effect, with such number to be allocated (i) first, to Parent, and (ii) second, pro rata among all Selling Holders and holders of any other securities of Parent having rights of registration on parity with the Registrable Securities (“Parity Holders”) who have requested participation in such Underwritten Offering or Overnight Underwritten Offering. The pro rata allocations for each such Selling Holder shall be the product of (A) the aggregate number of Registrable Securities proposed to be sold by all Selling Holders and Parity Holders participating in the Underwritten Offering or Overnight Underwritten Offering (for the avoidance of doubt, after giving effect to the allocation to Parent pursuant to clause (i) of the preceding sentence) multiplied by (B) the fraction derived by dividing (x) the number of Parent Common Units owned at such time by such Selling Holder by (y) the aggregate number of Common Units owned at such time by all Selling Holders and Parity Holders participating in the Underwritten Offering or Overnight Underwritten Offering. All participating Selling Holders and Parity Holders shall have the opportunity to share pro rata that portion of such priority allocable to any Selling Holder(s) or Parity Holders to the extent not so participating.

(d)               Notwithstanding anything in this Section 2.02 to the contrary, no Holder shall have any right to include any Parent Common Units in any offering by Parent of Common Units executed pursuant to any “at the market” program that Parent may have in effect from time to time on or after the date of this Agreement.

Section 2.03        Underwritten Offering.

(a)                Subject to Section 2.03(b), in the event that the Selling Holders holding a majority of the Registrable Securities elect to dispose of Registrable Securities under the Shelf Registration Statement pursuant to an Underwritten Offering or Overnight Underwritten Offering, Parent will retain underwriters (which underwriters shall be reasonably acceptable to the Partnership Unitholders) for such sale through an Underwritten Offering or Overnight Underwritten Offering, including entering into an underwriting agreement in customary form with the Managing Underwriter or Underwriters, which shall include, among other provisions, indemnities to the effect and to the extent provided in Section 2.08, and will take all reasonable actions as are requested by the Managing Underwriter (including the participation by Parent management in a roadshow or similar marketing effort) in order to expedite or facilitate the registration and disposition of the Registrable Securities. No Selling Holder may participate in such Underwritten Offering or Overnight Underwritten Offering unless such Selling Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably and customarily required under the terms of such underwriting agreement. No Selling Holder shall be required to make any representations or warranties to or agreements with Parent or the underwriters other than representations, warranties or agreements regarding such Selling Holder and its ownership of the securities being registered on its behalf and its intended method of distribution and any other representations required by law. If any Selling Holder disapproves of the terms of an underwriting, such Selling Holder may elect to withdraw therefrom by notice to Parent and the Managing Underwriter; provided, however, that such notice of withdrawal must be made at a time up to and including the time of pricing of such offering in order to be effective. No such withdrawal or abandonment shall affect Parent’s obligation to pay Registration Expenses.

(b)               Beginning on the first day following the Joint Final Closing Date, the Partnership Group shall have the option and right, exercisable by delivering written notice to Parent of its intention to sell and distribute Registrable Securities by means of an Underwritten Offering (an “Underwritten Offering Notice”), to make one demand to require Parent, pursuant to the terms of and subject to the limitations of this Agreement, to effectuate a sale and distribution of no less than a majority of the Partnership Group’s Registrable Securities; provided that, upon the delivery to Parent of an Underwritten Offering Notice by the Partnership Group, it shall no longer be entitled to deliver to Parent an Underwritten Offering Notice. Upon Parent’s receipt of an Underwritten Offering Notice by the LRE Group, the Partnership Group may participate in the Underwritten Offering on the same terms and conditions as the LRE Group, provided that the Partnership Group offers to sell or distribute no less than a majority of the Partnership Group’s Registrable Securities. Upon Parent’s receipt of an Underwritten Offering Notice by the Partnership Group, the LRE Group may participate in the Underwritten Offering on the same terms and conditions as the Partnership Group, provided that the LRE Group offers to sell or distribute no less than a majority of the LRE Group’s Registrable Securities. With respect to any Underwritten Offering effected pursuant to this Section 2.03(b) in which the LRE Group and the Partnership Group desire to sell Registrable Securities, if the Managing Underwriter of such offering has advised that the inclusion of all proposed Registrable Securities for sale will have a material adverse effect on the price, timing or distribution of such Registrable Securities in such Underwritten Offering, then the number of Registrable Securities to be included in such Underwritten Offering shall include the number of Registrable Securities that such Managing Underwriter advises the LRE Group and the Partnership Group can be sold without having such adverse effect, with such number to be allocated pro rata among all applicable members of the LRE Group and the Partnership Group and any other Parity Holders who have requested participation in such Underwritten Offering. The pro rata allocations for each such selling Person shall be the product of (A) the aggregate number of Registrable Securities proposed to be sold by all such selling Persons participating in the Underwritten Offering multiplied by (B) the fraction derived by dividing (x) the number of Registrable Securities owned at such time by such Selling Holder by (y) the aggregate number of Registrable Securities owned at such time by all such selling Persons participating in the Underwritten Offering. All participating selling Persons shall have the opportunity to share pro rata that portion of such priority allocable to any such Person to the extent not so participating.

Section 2.04        Registration Procedures. In connection with its obligations under this Article II, Parent or the applicable Selling Holder, as the case may be, will, as expeditiously as possible:

(a)                prepare and file with the SEC such amendments and supplements to the Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to cause the Shelf Registration Statement to be effective and to keep the Shelf Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Shelf Registration Statement;

(b)               furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing the Shelf Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including furnishing or making available exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the SEC), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing the Shelf Registration Statement or such other registration statement or supplement or amendment thereto, and (ii) such number of copies of the Shelf Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto as such Persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by the Shelf Registration Statement or such other registration statement;

(c)                if applicable, use its reasonable best efforts to register or qualify the Registrable Securities covered by the Shelf Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering or Overnight Underwritten Offering, the Managing Underwriter, shall reasonably request, provided that Parent will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

(d)               promptly notify each Selling Holder and each underwriter of Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the filing of the Shelf Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Shelf Registration Statement or any other registration statement contemplated by this Agreement, when the same has become effective; and (ii) any written comments from the SEC with respect to any filing referred to in clause (i) and any written request by the SEC for amendments or supplements to the Shelf Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement thereto;

(e)                immediately notify each Selling Holder and each underwriter of Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in the Shelf Registration Statement or any other registration statement contemplated by this Agreement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances then existing; (ii) the issuance or threat of issuance by the SEC of any stop order suspending the effectiveness of the Shelf Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by Parent of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, Parent agrees to as promptly as practicable amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances then existing, and to take such other action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

(f)                furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the SEC or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;

(g)               in the case of an Underwritten Offering or Overnight Underwritten Offering, furnish upon request and addressed to the underwriters and to the Selling Holders, (i) an opinion of counsel for Parent, dated the effective date of the applicable registration statement or the date of any amendment or supplement thereto, and a letter of like kind dated the date of the closing under the underwriting agreement, and (ii) a “comfort letter,” dated the effective date of the applicable registration statement or the date of any amendment or supplement thereto and a letter of like kind dated the date of the closing under the underwriting agreement, in each case, signed by the independent public accountants (and, if applicable, independent reserve engineers) who have certified Parent’s financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion and the “comfort letter” shall be in customary form and cover substantially the same matters with respect to such registration statement (and the prospectus and any prospectus supplement included therein) as are customarily covered in opinions of issuer’s counsel and in accountants’ (and, if applicable, independent reserve engineers’) letters delivered to the underwriters in Underwritten Offerings or Overnight Underwritten Offerings of securities, and such other matters as such underwriters or Selling Holders may reasonably request;

(h)               otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(i)                 make available to the appropriate representatives of the Managing Underwriter and Selling Holders access to such information and Parent personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided that Parent need not disclose any information to any such representative unless and until such representative has entered into a confidentiality agreement with Parent;

(j)                 cause all Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by Parent are then listed or quoted;

(k)               use its reasonable best efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of Parent to enable the Selling Holders to consummate the disposition of such Registrable Securities;

(l)                 provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

(m)             enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities;

(n)               if any Partnership Unitholder could reasonably be deemed to be an “underwriter,” as defined in Section 2(a)(11) of the Securities Act, in connection with the registration statement in respect of any registration of Registrable Securities of such Partnership Unitholder pursuant to this Agreement, and any amendment or supplement thereof (any such registration statement or amendment or supplement, a “Partnership Unitholder Underwriter Registration Statement”), then, until the Effectiveness Period ends, (i) cooperate with such Partnership Unitholder in allowing such Partnership Unitholder to conduct customary “underwriter’s due diligence” with respect to Parent and satisfy its obligations in respect thereof; (ii) until the Effectiveness Period ends, at any Partnership Unitholder’s request, furnish to such Partnership Unitholder, on the date of the effectiveness of any Partnership Unitholder Underwriter Registration Statement and thereafter no more often than on a quarterly basis, (A) a letter, dated such date, from Parent’s independent certified public accountants (and, if applicable, independent reserve engineers) in form and substance as is customarily given by independent certified public accountants (and, if applicable, independent reserve engineers) to underwriters in an underwritten public offering, addressed to such Partnership Unitholder, (B) an opinion, dated as of such date, of counsel representing Parent for purposes of such Partnership Unitholder Underwriter Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, including a standard “10b-5” opinion for such offering, addressed to such Partnership Unitholder and (C) a standard officer’s certificate from the Chief Executive Officer and Chief Financial Officer of Parent addressed to such Partnership Unitholder; and (iii) permit legal counsel of such Partnership Unitholder to review and comment upon any Partnership Underwriter Registration Statement at least five (5) Business Days prior to its filing with the SEC and all amendments and supplements to any such Partnership Unitholder Underwriter Registration Statement within a reasonable number of days prior to their filing with the SEC and not file any Partnership Unitholder Underwriter Registration Statement or amendment or supplement thereto in a form to which such Partnership Unitholder’s legal counsel reasonably objects;

(o)               Each Selling Holder, upon receipt of notice from Parent of the happening of any event of the kind described in subsection (e) of this Section 2.04, shall forthwith discontinue disposition of the Registrable Securities until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by subsection (e) of this Section 2.04 or until it is advised in writing by Parent that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by Parent, such Selling Holder will, or will request the Managing Underwriter or Underwriters, if any, to deliver to Parent (at Parent’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice; and

(p)               if requested by a Partnership Unitholder, (i) as soon as practicable incorporate in a prospectus supplement or post-effective amendment such information as such Partnership Unitholder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) as soon as practicable make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) as soon as practicable, supplement or make amendments to any Registration Statement.

Section 2.05        Cooperation by Holders. Parent shall have no obligation to include in the Shelf Registration Statement Parent Common Units of a Holder who has failed to timely furnish such information which, in the opinion of counsel to Parent, is reasonably required to be furnished or confirmed in order for the registration statement or prospectus supplement thereto, as applicable, to comply with the Securities Act.

Section 2.06        Restrictions on Public Sale by Holders of Registrable Securities. Each Holder of Registrable Securities who is included in the Shelf Registration Statement agrees not to effect any public sale or distribution of the Registrable Securities for a period of up to 30 days following completion of an Underwritten Offering or Overnight Underwritten Offering of equity securities by Parent, provided that (i) Parent gives written notice to such Holder of the date of the commencement and termination of such period with respect to any such Underwritten Offering or Overnight Underwritten Offering and (ii) the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters of such public sale or distribution on Parent or on the officers or directors or any other unitholder of Parent on whom a restriction is imposed; provided further, that this Section 2.06 shall not apply to a Holder that holds less than $10 million of Registrable Securities, which value shall be determined by multiplying the number of Registrable Securities owned by the Common Unit Price.

Section 2.07        Expenses.

(a)                Certain Definitions. “Registration Expenses” means all expenses incident to Parent’s performance under or compliance with this Agreement to effect the registration of Registrable Securities on the Shelf Registration Statement, an Underwritten Offering or Overnight Underwritten Offering covered under this Agreement, and/or the disposition of such securities, including, without limitation, all registration, filing, securities exchange listing fees, all customary registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, all underwriting fees, discounts and selling commissions and (to the extent not paid by the applicable underwriters) fees of underwriters’ counsel allocable to the sale of the Registrable Securities, transfer taxes and fees of transfer agents and registrars, all word processing, duplicating and printing expenses, and the fees and disbursements of counsel and independent public accountants (and, if applicable, independent reserve engineers) for Parent, including the expenses of any special audits or “comfort letters” required by or incident to such performance and compliance.

(b)               Expenses. Parent will pay all Registration Expenses as determined in good faith, including, in the case of an Underwritten Offering or Overnight Underwritten Offering, whether or not any sale is made pursuant to the Shelf Registration Statement.

Section 2.08        Indemnification.

(a)                By Parent. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, Parent will indemnify and hold harmless each Selling Holder thereunder, its Affiliates that own Registrable Securities and their respective directors and officers and each underwriter pursuant to the applicable underwriting agreement with such underwriter and each Person, if any, who controls such Selling Holder or underwriter within the meaning of the Securities Act and the Exchange Act and its directors and officers (collectively, the “Selling Holder Indemnified Persons”), against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’, accountants’ and experts’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder or underwriter or controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Shelf Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, free writing prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading or arise out of or are based upon a Selling Holder being deemed to be an “underwriter,” as defined in Section 2(a)(11) of the Securities Act, in connection with the registration statement in respect of any registration of Parent’s securities, and will reimburse each such Selling Holder Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings; provided, however, that Parent will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder Indemnified Person in writing specifically for use in the Shelf Registration Statement or such other registration statement or any prospectus contained therein or any amendment or supplement thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder or any such director, officer or controlling Person, and shall survive the transfer of such securities by such Selling Holder.

(b)               By Each Selling Holder. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless Parent, its directors and officers, and each Person, if any, who controls Parent within the meaning of the Securities Act or of the Exchange Act against any Losses to the same extent as the foregoing indemnity from Parent to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in the Shelf Registration Statement or any prospectus contained therein or any amendment or supplement thereof relating to the Registrable Securities; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Parent or any such director, officer or controlling Person, and shall survive the transfer of such securities by such Selling Holder.

(c)                Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but such indemnified party’s failure to so notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party other than under this Section 2.08. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.08 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense and employ counsel reasonably acceptable to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of one such separate counsel (firm) and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnified party shall settle any action brought against it with respect to which it is entitled to indemnification hereunder without the consent of the indemnifying party, unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from all liability of, the indemnifying party.

(d)               Contribution. If the indemnification provided for in this Section 2.08 is held by a court or government agency of competent jurisdiction to be unavailable to Parent or any Selling Holder or is insufficient to hold it harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses as between Parent, on the one hand, and such Selling Holder, on the other hand, in such proportion as is appropriate to reflect the relative fault of Parent, on the one hand, and of such Selling Holder, on the other, in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall such Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification. The relative fault of Parent, on the one hand, and each Selling Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this paragraph. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss which is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e)                Other Indemnification. The provisions of this Section 2.08 shall be in addition to any other rights to indemnification or contribution which an indemnified party may have pursuant to law, equity, contract or otherwise.

Section 2.09        Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration, Parent agrees to use its reasonable best efforts to:

(a)                Make and keep public information regarding Parent available, as those terms are understood and defined in Rule 144 (or any successor rule or regulation to Rule 144 then in force) of the Securities Act, at all times from and after the Closing Date;

(b)               File with the SEC in a timely manner all reports and other documents required of Parent under the Securities Act and the Exchange Act at all times from and after the Closing Date;

(c)                So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request a copy of the most recent annual or quarterly report of Parent, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any such securities without registration; and

(d)               take such further action as any Holder may reasonably request, all to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144 (or any successor rule or regulation to Rule 144 then in force) under the Securities Act.

Section 2.10        Transfer or Assignment of Registration Rights. The rights to cause Parent to include Registrable Securities in a Shelf Registration Statement may be transferred or assigned by any Partnership Unitholder to one or more transferee(s) or assignee(s) of such Registrable Securities, provided that (a) such transferee or assignee is an Affiliate, or an entity controlled by an Affiliate, of such Partnership Unitholder, a limited partner of such Partnership Unitholder, or receives at least 5% of the outstanding Parent Common Units, (b) Parent is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee and identifying the securities with respect to which such registration rights are being transferred or assigned, and (c) each such transferee or assignee assumes in writing responsibility for its portion of the obligations of such Partnership Unitholder under this Agreement, provided further that no more than an aggregate of three transfers or assignments may be made by the Partnership Unitholders in reliance on this Section 2.10.

Section 2.11        Information by Holder. Any Holder or Holders of Registrable Securities included in any registration statement shall promptly furnish to Parent such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as Parent may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to herein.

Section 2.12        Limitation on Subsequent Registration Rights. From and after the date of this Agreement, Parent shall not, without the prior written consent of the Holders, enter into any agreement with any current or future holder of any securities of Parent that would allow such current or future holder to require Parent to include securities in any Piggyback Offering by Parent for its own account on a basis that is superior in any material respect to the Piggyback Offering rights granted to the Holders pursuant to Section 2.02 of this Agreement.

Article III
MISCELLANEOUS

Section 3.01        Communications. All notices and other communications provided for hereunder shall be in writing and shall be given by hand delivery, electronic mail, registered or certified mail, return receipt requested, regular mail, facsimile or air courier guaranteeing overnight delivery to the following addresses:

if to Parent to:

Vanguard Natural Resources, LLC
5847 San Felipe, Suite 3000
Houston, Texas 77057
Attn: Scott W. Smith, President and Chief Executive Officer
Facsimile: (832) 327-2260

with a copy to (which does not constitute notice):

Paul Hastings LLP
600 Travis Street, 58th Floor
Houston, Texas 77002
Attention: James E. Vallee / Douglas V. Getten
Facsimile: (713) 353-3100

if to any Partnership Unitholder, to:

Natural Gas Partners

5221 N. O’Connor Blvd., Suite 1100
Irving, Texas 75039
Attention: Jeff Zlotky
Facsimile: (972) 432-1441

with a copy to (which does not constitute notice):

Akin Gump Strauss Hauer & Feld LLP
1111 Louisiana St., 44th Floor

Houston, TX 77002
Attention: John Goodgame
Facsimile: (713) 236-0822

if to the Partnership or the Partnership GP, to:

Eagle Rock Energy Partners, L.P.

1415 Louisiana Street, Suite 2700

Houston, Texas 77002

Attention: Charles C. Boettcher, Senior Vice President and General Counsel

Facsimile: (281) 715-4142

with a copy to (which does not constitute notice):

Vinson & Elkins L.L.P.

1001 Fannin Street, Suite 2500

Houston, Texas 77002

Attention:      Stephen M. Gill

Shaun J. Mathew

Facsimile: (713) 615-5956

or, if to a transferee of a Holder, to the transferee at the addresses provided pursuant to Section 2.10 above. All notices and communications shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) when notice is sent to the sender that the recipient has read the message, if sent by electronic mail; (iii) upon actual receipt if sent by registered or certified mail, return receipt requested, or regular mail, if mailed; (iv) upon actual receipt if received during recipient’s normal business hours, or at the beginning of the recipient’s next Business Day if not received during recipient’s normal business hours, if sent by facsimile and confirmed by appropriate answer-back; and (v) upon actual receipt when delivered to an air courier guaranteeing overnight deliver.

Section 3.02        Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein.

Section 3.03        Assignment of Rights. All or any portion of the rights and obligations of the Partnership Unitholders under this Agreement may be transferred or assigned by the Partnership Unitholders only in accordance with Section 2.10 of this Agreement.

Section 3.04        Recapitalization, Exchanges, etc. Affecting the Common Units. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all units of Parent or any successor or assign of Parent (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, recapitalizations and the like occurring after the date of this Agreement. Parent shall not merge, consolidate or combine with any other Person unless the agreement providing for such merger, consolidation or combination expressly provides for the continuation of the registration rights specified in this Agreement with respect to the Registrable Securities or other equity securities issued pursuant to such merger, consolidation or combination, provided that such restriction shall not in any manner apply to the merger and other transactions contemplated pursuant the LRE Merger Agreement.

Section 3.05        Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity which such Person may have.

Section 3.06        Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 3.07        Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 3.08        Governing Law. This Agreement is governed by and construed and enforced in accordance with the Laws of the State of Delaware, without giving effect to any conflicts of law principles that would result in the application of any Law other than the Law of the State of Delaware.

Section 3.09        Jurisdiction. Each of the parties irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder shall be brought and determined exclusively in the Court of Chancery of the State of Delaware or, if such Court does not have subject matter jurisdiction, to the Superior Court of the State of Delaware or, if jurisdiction is vested exclusively in the Federal courts of the United States, the Federal courts of the United States sitting in the State of Delaware, and any appellate court from any such state or Federal court, and hereby irrevocably and unconditionally agree that all claims with respect to any such claim shall be heard and determined in such Delaware court or in such Federal court, as applicable. The parties agree that a final judgment in any such claim is conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law.

Section 3.10        WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HEREBY IRREVOCABLY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING IN WHOLE OR IN PART UNDER, RELATED TO, BASED ON, OR IN CONNECTION WITH, THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 3.10 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

Section 3.11        Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

Section 3.12        Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the rights granted by Parent set forth herein. This Agreement and the Merger Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 3.13        Amendment.

(a)                This Agreement may be amended only by means of a written amendment signed by Parent and the Holders of a majority of the then outstanding Registrable Securities; provided, however, that no such amendment shall materially and adversely affect the rights of any Holder hereunder without the consent of such Holder.

(b)               Parent agrees not to amend the Amended and Restated LRE Registration Rights Agreement without the consent of the Partnership Group.

Section 3.14        No Presumption. In the event any claim is made by a party relating to any conflict, omission, or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.

Section 3.15        Obligations Limited to Parties to Agreement. Each of the Parties hereto covenants, agrees and acknowledges that no Person other than the Partnership Unitholders (and their transferees or assignees) and Parent shall have any obligation hereunder and that, notwithstanding that one or more of the Partnership Unitholders may be a corporation, partnership or limited liability company, no recourse under this Agreement shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any Partnership Unitholder or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any Partnership Unitholder or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of a Partnership Unitholder under this Agreement or for any claim based on, in respect of or by reason of such obligation or its creation.

Section 3.16        Further Assurances. Parent and each of the Holders shall cooperate with each other and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date and year first written above.

PARENT:

VANGUARD NATURAL RESOURCES, LLC

By:	/s/ Scott W. Smith
Scott W. Smith
Chief Executive Officer

Signature Page to Registration Rights Agreement

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date and year first written above.

PARTNERSHIP UNITHOLDERS:

MONTIERRA MINERALS & PRODUCTION, L.P.

By its general partner, Montierra Management LLC

By:	/s/ Joseph A. Mills
Name: Joseph A. Mills
Title: Chief Executive Officer

MONTIERRA MANAGEMENT LLC

By:	/s/ Joseph A. Mills
Name: Joseph A. Mills
Title: Chief Executive Officer

Signature Page to Registration Rights Agreement

NATURAL GAS PARTNERS VII, L.P.

By its general partner, G.F.W. Energy VII, L.P.

By its general partner, GFW VII, L.L.C.

By:	/s/ Kenneth A. Hersh
Name:	Kenneth A. Hersh
Title:	Authorized Member

NATURAL GAS PARTNERS VIII, L.P.

By its general partner, G.F.W. Energy VIII, L.P.

By its general partner, GFW VIII, L.L.C.

By:	/s/ Kenneth A. Hersh
Name:	Kenneth A. Hersh
Title:	Authorized Member

NGP INCOME MANAGEMENT L.L.C.

By:	/s/ Tony R. Weber
Name:	Tony R. Weber
Title:	President

Signature Page to Registration Rights Agreement

EAGLE ROCK HOLDINGS NGP 7, LLC

By its sole member, Natural Gas Partners VII, L.P.

By its general partner, G.F.W. Energy VII, L.P.

By its general partner, GFW VII, L.L.C.

By:	/s/ Kenneth A. Hersh
Name:	Kenneth A. Hersh
Title:	Authorized Member

EAGLE ROCK HOLDINGS NGP 8, LLC

By its sole member, Natural Gas Partners VIII, L.P.

By its general partner, G.F.W. Energy VIII, L.P.

By its general partner, GFW VIII, L.L.C.

By:	/s/ Kenneth A. Hersh
Name:	Kenneth A. Hersh
Title:	Authorized Member

ERH NGP 7 SPV, LLC

By:	/s/ Kenneth A. Hersh
Name:	Kenneth A. Hersh
Title:	Chief Executive Officer & President

Signature Page to Registration Rights Agreement

ERH NGP 8 SPV, LLC

By:	/s/ Kenneth A. Hersh
Name:	Kenneth A. Hersh
Title:	Chief Executive Officer & President

NGP INCOME CO-INVESTMENT OPPORTUNITIES FUND II, L.P.

By its general partner, NGP Income Co-Investment II GP, L.L.C.

By:	/s/ Tony R. Weber
Name:	Tony R. Weber
Title:	President

NGP ENERGY CAPITAL MANAGEMENT, L.L.C.

By:	/s/ Kenneth A. Hersh
Name:	Kenneth A. Hersh
Title:	Chief Executive Officer

Signature Page to Registration Rights Agreement